Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Post-Effective Amendment No. 1 to the registration statement on Form S-1 of Xcel Brands, Inc. of our report dated April 11, 2014 on our audits of the consolidated financial statements of Xcel Brands, Inc. and Subsidiaries as of December 31, 2013 and 2012 and for the years then ended.

We also consent to the reference to our firm under the caption “Experts.”

/s/ CohnReznick LLP

New York, New York

May 12, 2014